Exhibit 32.1

Certification of Russell P. Fradin

Required by Rule 13a-14(b) or Rule 15d-14(b) and

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.(S) 1350, as adopted), I, Russell P. Fradin, Chief Executive Officer of SunGard, SunGard Capital Corp. II and SunGard Data Systems Inc. (collectively, the “Company”), hereby certify that to my knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2015 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 6, 2015

/s/ Russell P. Fradin
Russell P. Fradin
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to SunGard, SunGard Capital Corp. II and SunGard Data Systems Inc. and will be retained by SunGard, SunGard Capital Corp. II and SunGard Data Systems Inc. and furnished to the Securities and Exchange Commission or its staff upon request.